EXHIBIT 99.1

NEWS RELEASE
100 Glenborough Drive Suite 100 Houston, TX 77067	Contact: Greg Panagos: 281-872-3125 Investor_Relations@nobleenergyinc.com

NOBLE ENERGY, INC. ANNOUNCES THIRD QUARTER 2004 RESULTS
Net Income and Discretionary Cash Flow Increase $48.6 Million and $35.9 Million, Respectively

HOUSTON (November 2, 2004) — Noble Energy, Inc. (NYSE: NBL) today reported third quarter net income of $83.7 million, or $1.43 per basic share, compared to $35.1 million, or 62 cents per share, for the same period last year. Third quarter 2004 net income increased 138 percent compared to the same period last year. Discretionary cash flow (see Determination of Discretionary Cash Flow and Reconciliation schedule) for the third quarter 2004 increased 23 percent to $189.1 million, compared to $153.2 million for the same period last year. Net cash provided by operating activities was $152.6 million for the third quarter of 2004.

On a continuing basis, the company reported net income of $81.0 million, $1.38 per share. Discontinued operations reported net income of $2.7 million, or five cents per share.

Charles D. Davidson, the company’s Chairman, President and CEO, said, “Noble Energy continues to show improvement in every facet of our business. The company’s successful long-term strategy of creating value through aggressive organic growth is beginning to have a substantial impact on our operations and financial performance. Overall production increased 17 percent compared to the third quarter last year. The increase in production drove our strong earnings and cash flow growth. Of course, the continuing strong commodity price environment also added to our improved financial results. Domestic operations continued its recent trend of improved performance with production increasing compared to last year, despite the impact of Hurricane Ivan. Likewise, our international operations experienced dramatic increases in production and earnings. And finally, overall unit costs declined significantly compared to last year.”

The increase in reported net income and discretionary cash flow versus the third quarter last year primarily reflected higher production volumes and higher realized commodity prices. Realized natural gas prices for the third quarter 2004 were $4.51 per thousand cubic feet (Mcf), ten percent above last year’s $4.10 per Mcf. Realized crude oil prices were $35.62 per barrel (Bbl), an increase of 30 percent compared to $27.46 per Bbl for the third quarter 2003. Realized methanol prices were 74 cents per gallon (Gal) for the third quarter 2004, an increase of 17 percent over 63 cents per Gal for the same period last year.

Compared to the third quarter 2003, overall production from continuing operations for the third quarter 2004 increased 17 percent to 104,467 barrels of oil equivalent per day (Boepd) from 89,287 Boepd. Domestic operations had a production increase of three percent, reflecting new domestic crude oil production from the Roaring Fork field (South Timbalier 315/316) in the Gulf of Mexico. Had it not been for shut in production as a result of Hurricane Ivan, which lowered Noble Energy’s production by approximately 2,900 Boepd during the third quarter, domestic production would have shown an eight percent increase over the same period last year. International volumes increased 44 percent compared to the third quarter 2003, primarily because of increased volumes resulting from the continued ramp ups of natural gas sales in Israel and condensate production from Phase 2A in Equatorial Guinea.

Third quarter 2004 production volumes from continuing operations decreased four percent compared to 109,096 Boepd for the second quarter. The 4,600 Boepd decline in third quarter production compared to the second quarter was primarily due to Hurricane Ivan and the natural decline of production in the shallow Gulf of Mexico. International production increased two percent over the second quarter, primarily because of the continuing ramp up of natural gas and condensate volumes in Israel and Equatorial Guinea, respectively.

Total cash and non-cash unit costs, comprised of lease operating expense, production taxes, transportation expense, selling, general and administrative expense (SG&A), and depreciation, depletion and amortization (DD&A) declined $1.52 per barrel of oil equivalent (BOE), or 10 percent, compared to the third quarter last year.

Oil and gas operations expenses (lease operating plus production taxes) from continuing operations for the three months ending September 30, 2004 were $4.56 per BOE compared to $4.48 per BOE for the same period last year. The quarter-on-quarter increase in per BOE oil and gas operating costs was due to several factors, including increased production taxes resulting from higher natural gas and crude oil prices, increased workover activity, lower production in Ecuador, and higher service costs. Increased low cost volumes from Israel and Equatorial Guinea partially offset higher operations expenses.

Reported DD&A decreased to $7.91 per BOE, compared to $9.36 per BOE in the third quarter of 2003. The decrease was primarily due to increased low-cost volumes in Equatorial Guinea and Israel. Domestic and North Sea DD&A rates declined significantly. Domestic DD&A declined to $10.59 per BOE from $11.69 per BOE for the third quarter last year. Third quarter 2004 DD&A in the North Sea declined to $5.70 per BOE compared to $8.78 per BOE last year because of increased reserves booked at the end of 2003, primarily on the Hanze field.

SG&A expenses for the third quarter were $1.39 per BOE compared to $1.52 per BOE for the third quarter of 2003. The decrease reflects higher overall production.

For the first nine months of 2004, net income was $241.3 million, or $4.15 per share, compared to net income of $99.0 million, or $1.74 per share, last year. Discretionary cash flow for the first three quarters of 2004 was $615.9 million compared to $481.6 million for the same period last year. The year-on-year increase in net income and discretionary cash flow resulted from higher production volumes and commodity prices.

DOMESTIC OPERATIONS

Continuing domestic operations reported operating income for the third quarter of $75.7 million, an increase of 127 percent compared to $33.4 million for the same period last year.

Domestic operations benefited from higher realized prices for crude oil and natural gas during the quarter, which increased 17 percent and 25 percent, respectively, compared to the third quarter of 2003. The average domestic realized crude oil price was $30.85 per Bbl compared to $26.43 per Bbl during the third quarter of 2003. The average domestic realized natural gas price was $5.89 per Mcf compared to $4.70 per Mcf last year.

DD&A decreased $4.4 million compared to the third quarter of 2003, despite the three percent production increase. On a unit basis, DD&A decreased nine percent to $10.59 per BOE compared to $11.69 per BOE in the third quarter of 2003. Reduced DD&A primarily reflects increasing production from lower unit rate onshore properties, combined with declining production from higher unit rate offshore properties.

Noble Energy’s domestic onshore operations were active during the first three quarters of 2004, drilling 88 exploration and development wells with 73 successes. The company plans to drill a total of 142 onshore wells in 2004, of which 36 are scheduled for the Gulf Coast area and 106 are scheduled for the Mid-continent and Rocky Mountain regions.

During the first nine months of 2004, the company completed a successful 40-acre infill pilot program in the Niobrara shallow natural gas trend of northeast Colorado and northwest Kansas. Based on the success of this test, Noble Energy has identified over 200 infill locations that could be drilled in 2005.

During the third quarter, the company continued to make progress on three large deepwater developments:

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•	Swordfish (Viosca Knoll 917, 961 and 962) — well completions have been finished, with production expected to commence from three wells in the second quarter of 2005 at an initial rate of 10,000 Boepd, net. Noble Energy has a 60 percent working interest in Swordfish.

•	Lorien (Green Canyon 199) — an appraisal well is currently underway, with production expected to commence in the fourth quarter of 2005 at an initial rate of 12,000 Boepd, net. Noble Energy has a 60 percent working interest in Lorien.

•	Ticonderoga (Green Canyon 768 #1) — successful exploration results were announced in April, with production expected to commence in the third quarter of 2006 at an initial rate of 12,000 Boepd, net. Noble Energy has a 50 percent working interest in Ticonderoga.

INTERNATIONAL OPERATIONS

International operations reported operating income for the third quarter of $75.7 million, a 160 percent increase compared to $29.1 million in the third quarter last year. Third quarter 2004 international production volumes increased 44 percent to 44,583 Boepd from 30,935 Boepd for the same quarter last year.

The quarter-on-quarter increase in international operating income reflects increased production and higher commodity prices. Realized crude prices for international operations increased 43 percent for the third quarter of 2004 compared to last year. The average international realized crude oil price was $40.32 per Bbl compared to $28.29 per Bbl during the third quarter of 2003. The average international realized natural gas price, excluding Ecuador production that is eliminated as inter-company sales, was $1.99 per Mcf, a 93 percent increase compared to $1.03 per Mcf last year. The increase in realized international natural gas prices was primarily due to new natural gas sales in Israel.

Reflecting increased low cost production volumes, third quarter 2004 DD&A declined to $3.97 per BOE from $4.72 per BOE for the same period last year. Lease operating expense, production taxes and transportation expense decreased to $4.88 per BOE from $5.23 per BOE, also as a result of increased low cost production.

Equatorial Guinea

Total operating income in Equatorial Guinea, which includes results from field operations and methanol, for the third quarter of 2004 more than doubled to $37.6 million compared to $17.9 million last year.

Liquid petroleum gas (LPG), natural gas and condensate sales accounted for $24.0 million, or 64 percent, of operating income from Equatorial Guinea. Third quarter 2004 production volumes averaged 16,134 Boepd, a 37 percent increase over last year. The average realized price for liquids during the third quarter 2004 was $41.00 per Bbl compared to $27.10 per Bbl for the same period last year. Natural gas was sold to the methanol operations at a price of 25 cents per MMBTU.

Operating income from methanol operations was $13.6 million net to Noble Energy’s interest. Methanol operations’ results are reported as income from unconsolidated subsidiaries. Third quarter realized methanol prices averaged 74 cents per Gal compared to 63 cents per Gal last year. The company’s share of methanol sales volumes was 33.5 million Gal, an increase of 18 percent compared to 28.4 million Gal for the third quarter of 2003.

In September, the company announced that it had acquired an interest in a Production Sharing Contract (PSC) with the Republic of Equatorial Guinea covering Block “I” offshore Bioko Island. To date, one 3-D seismic survey has been shot on the block. Under the terms of the PSC, Noble Energy will be the Technical Operator with a 40 percent working interest.

In April, the company announced that it had signed a PSC with the Republic of Equatorial Guinea covering Block “O” offshore Bioko Island. To date, two 3-D seismic surveys have been shot on the block. Noble Energy and its partners have agreed to drill two exploration wells within the first exploration period of three

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years, with planning underway for the first well to spud in 2005. Under the terms of the PSC, Noble Energy will be the Technical Operator with a 45 percent working interest.

Israel

Third quarter operating income was $14.2 million. Lease operating expense averaged 32 cents per Mcf, and DD&A averaged 46 cents per Mcf. Operating income included $1.2 million of other revenue, representing an effective royalty reduction to compensate Noble Energy for processing and transportation costs.

Natural gas production, net to Noble Energy, averaged 71.6 million cubic feet per day (MMcfpd) for the third quarter. Natural gas sales volumes will be dependent upon seasonal demand, with fourth quarter volumes expected to decline from the third quarter as a result of reduced electricity demand. Ultimate gross production under the contract with the Israel Electric Corporation is planned to average 170 MMcfpd (70 MMcfpd net). Noble Energy has a 47 percent working interest in this project.

North Sea

In the North Sea, operating income for the third quarter of 2004 increased 60 percent to $15.0 million compared to $9.4 million last year, reflecting higher commodity prices. North Sea production for the third quarter of 2004 was 7,605 Boepd compared to 8,773 Boepd last year, reflecting natural field decline.

Other International

Other international, which includes operating results from Argentina, China and Ecuador, reported operating income of $8.9 million for the third quarter 2004, more than double the reported operating income of $3.5 million last year. The increase in operating income primarily reflects higher realized crude oil prices in China and Argentina and lower exploration expense.

Noble Energy’s Machala power plant had an operating loss of $1.1 million during the third quarter 2004 compared to break even for the same period last year. During the quarter, 97,291 megawatts (MW) were produced at an average sales price of 7.7 cents per kilowatt hour (Kwh). For the third quarter 2003, the company produced 184,470 MW at an average sales price of 7.0 cents per Kwh. For the third quarter 2004, Noble Energy produced 11.6 MMcfpd of natural gas from the Amistad field.

The lower power production and natural gas in Ecuador are due to normal seasonal weather variation and extended summer maintenance during the third quarter. Maintenance on one turbine has taken longer than expected after inspections uncovered damage that required repair work in the United States. Fourth quarter 2004 power and natural gas production may also be effected by the extended repairs.

In South Bohai Bay offshore China, production from the Cheng Dao Xi (CDX) field was 3,412 barrels of oil per day (Bopd) compared to 3,919 for the same period last year. The lower production was a result of downtime associated with safety requirements for the successful infill-drilling program currently underway and natural field decline. China had operating income of $5.6 million during the third quarter. Noble Energy has a 57 percent working interest in CDX.

Noble Energy is one of the nation’s leading independent energy companies and operates throughout major basins in the United States including the Gulf of Mexico, as well as internationally, in Argentina, China, Ecuador, Equatorial Guinea, the Mediterranean Sea and the North Sea. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc.

This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace

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reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission (“SEC”) filings.

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5

NOBLE ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF RESULTS
(Unaudited) (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	9/30/2004	9/30/2003	9/30/2004	9/30/2003
REVENUES
Oil and Gas Sales and Royalties	$288,910	$203,095	$853,406	$624,275
Gathering, Marketing and Processing	10,175	16,877	37,295	54,657
Electricity Sales	7,504	12,855	38,369	41,361
Income From Unconsol. Subs.	13,585	8,584	43,953	33,190
Other Income (Loss)	6,399	2,933	12,178	4,752

	326,573	244,344	985,201	758,235

COST AND EXPENSES
Lease Operating	37,562	31,871	116,298	94,194
Production Taxes	6,234	4,962	17,256	15,177
Transportation	3,975	3,451	11,818	10,570
Oil and Gas Exploration	26,588	25,481	82,100	95,559
Gathering, Marketing and Processing	8,642	14,708	29,992	48,690
Electricity Generation	8,600	12,818	32,034	36,439
Depreciation, Depletion and Amortization	76,040	76,908	234,365	226,631
Selling, General and Administrative	13,326	12,495	41,518	41,069
Accretion of Asset Retirement Obligation	2,067	2,401	7,080	7,015
Interest Expense	17,961	15,406	48,973	46,364
Interest Capitalized	(3,013)	(4,395)	(9,655)	(9,578)

	197,982	196,106	611,779	612,130

INCOME BEFORE INCOME TAXES	128,591	48,238	373,422	146,105
INCOME TAX PROVISION (BENEFIT)
Current	43,302	18,136	102,624	57,255
Deferred	4,318	(1,465)	43,887	(1,239)

	47,620	16,671	146,511	56,016

INCOME BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	80,971	31,567	226,911	90,089
DISCONTINUED OPERATIONS (NET OF TAX)	2,721	3,549	14,354	14,793
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX				(5,839)

NET INCOME	$83,692	$35,116	$241,265	$99,043

INCOME PER SHARE BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$1.38	$0.56	$3.90	$1.58
INCOME PER SHARE FROM DISCONTINUED OPERATIONS	0.05	0.06	0.25	0.26
LOSS PER SHARE FROM CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE				$(0.10)

NET INCOME PER SHARE	$1.43	$0.62	$4.15	$1.74

AVERAGE SHARES OUTSTANDING	58,453	56,494	58,068	57,014

NOBLE ENERGY, INC. AND SUBSIDIARIES
DETERMINATION OF DISCRETIONARY CASH FLOW AND RECONCILIATION
(Unaudited) (In thousands)

	Three Months Ended		Nine Months Ended
	9/30/2004	9/30/2003	9/30/2004	9/30/2003
Net Income	$83,692	$35,116	$241,264	$99,043
Depreciation, Depletion and Amortization (DD&A)	76,040	76,908	234,365	226,631
Power Project DD&A	3,824	6,900	15,361	19,180
Oil and Gas Exploration	26,588	25,481	82,100	95,559
Interest Capitalized	(3,013)	(4,395)	(9,655)	(9,578)
Undistributed Earnings From Unconsol. Subs.	(13,585)	(8,584)	(43,953)	(33,190)
Distribution/Dividends from Unconsol. Subs	14,138	9,450	49,969	37,575
DD&A — Discontinued Operations		7,780		28,761
Change in Accounting Principle, Net of Tax				5,839
Deferred Income Tax Provision (Benefit)	4,318	(1,465)	43,887	(1,239)
Accretion of Asset Retirement Obligation	2,067	2,401	7,080	7,015
Other	(4,942)	3,640	(4,478)	5,974

DISCRETIONARY CASH FLOW *	189,127	153,232	615,940	481,570
Adjustments to Reconcile:
Working Capital	(11,564)	10,880	(34,122)	(49)
Israel — Take or Pay Payment	$(4,450)
Cash Exploration Costs	(10,552)	(11,426)	(29,148)	(31,104)
Capitalized Interest	3,013	4,395	9,655	9,578
Deferred Tax, Misc. Credits and Other	(12,990)	13,485	(38,312)	22,560

Net Cash Provided by Operating Activities	$152,584	$170,566	$524,013	$482,555

*	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the company’s overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

CONSOLIDATED CONDENSED BALANCE SHEET
(Unaudited) (In thousands)

	9/30/2004	12/31/2003
ASSETS
Current Assets	$599,139	$478,387

Property, Plant and Equipment	4,208,321	3,924,987
Less: Accumulated Depreciation	(1,969,635)	(1,825,246)

	2,238,686	2,099,741
Investment In Unconsol. Subs.	222,065	227,669
Other	40,176	36,852

	$3,100,066	$2,842,649

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities	$503,461	$654,718
Long-term Debt	880,187	776,021
Deferred Income Taxes, Other Deferred Credits and Noncurrent Liabilities	384,449	338,337
Shareholders’ Equity	1,331,969	1,073,573

	$3,100,066	$2,842,649

NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)

Three Months Ended 9/30/04

				Equatorial		Other	Corporate
	Consolidated	Domestic	North Sea	Guinea	Israel	International [1]	and Other [2]
REVENUES
Oil Sales	$140,012	$60,216	$23,945	$32,336	$—	$23,515	$—
Gas Sales [3]	148,898	$125,686	$3,828	$1,056	$18,318	10
Gathering, Marketing and Processing Revenue	10,175						10,175
Electricity Sales	7,504					7,504
Income from Unconsolidated Subsidiaries	13,585			13,585
Other	6,399	2,877	90	137	1,161	(121)	2,255

Total Revenues	326,573	188,779	27,863	47,114	19,479	30,908	12,430
COSTS AND EXPENSES
Lease Operating	37,562	23,338	2,729	5,576	2,126	3,956	(163)
Production Taxes	6,234	4,589				1,645
Transportation	3,975		2,034			1,941
Oil and Gas Exploration	26,588	21,419	3,843	22	135	378	791
Gathering, Marketing and Processing Expense	8,642						8,642
Electricity Generation	8,600					8,600
DD&A	76,040	58,328	3,985	3,819	3,013	5,457	1,438
SG&A	13,326	3,609		80		47	9,590
Accretion Expense	2,067	1,754	264		49
Interest Expense (net)	14,948						14,948

Total Revenues	197,982	113,037	12,855	9,497	5,323	22,024	35,246
OPERATING INCOME (LOSS)	128,591	75,742	15,008	37,617	14,156	8,884	(22,816)
Discontinued Operations	4,186	4,186

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$132,777	$79,928	$15,008	$37,617	$14,156	$8,884	$(22,816)

Key Statistics
Daily Production
Liquids (Bbl)	42,729	21,219	5,989	8,573		6,948
Natural Gas (Mcf)	370,429	231,990	9,694	45,364	71,619	11,762 [3]
Average Realized Price
Liquids	$35.62	$30.85	$43.46	$41.00		$36.78
Natural Gas	$4.51	$5.89	$4.29	$0.25	$2.78	$0.93

Three Months Ended 9/30/03

				Equatorial		Other	Corporate
	Consolidated	Domestic	North Sea	Guinea	Israel	International [1]	and Other [2]
REVENUES
Oil Sales	$86,314	$36,901	$18,305	$13,685	$—	$17,423	$—
Gas Sales	116,781	$111,985	$3,914	$860		22
Gathering, Marketing and Processing Revenue	16,877						16,877
Electricity Sales	12,855					12,855
Income from Unconsolidated Subsidiaries	8,584			8,584
Other	2,933	(425)	(473)		(17)	(377)	4,225

Total Revenues	244,344	148,461	21,746	23,129	(17)	29,923	21,102
COSTS AND EXPENSES
Lease Operating	31,871	21,338	2,407	3,798		3,599	729
Production Taxes	4,962	3,326				1,636
Transportation	3,451		1,837			1,614
Oil and Gas Exploration	25,481	21,596	764	1	1,651	1,028	441
Gathering, Marketing and Processing Expense	14,708						14,708
Electricity Generation	12,818					12,818
DD&A	76,908	62,760	7,087	1,286	10	5,051	714
SG&A	12,495	3,852		182		642	7,819
Accretion Expense	2,401	2,171	230
Interest Expense (net)	11,011						11,011

Total Costs and Expenses	196,106	115,043	12,325	5,267	1,661	26,388	35,422
OPERATING INCOME (LOSS)	48,238	33,418	9,421	17,862	(1,678)	3,535	(14,320)
Discontinued Operations	5,460	5,460

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$53,698	$38,878	$9,421	$17,862	$(1,678)	$3,535	$(14,320)

Key Statistics
Daily Production
Liquids (Bbl)	34,162	15,177	6,692	5,488		6,805
Natural Gas (Mcf)	330,750	259,049	12,483	37,622		21,596 [3]
Average Realized Price
Liquids	$27.46	$26.43	$29.73	$27.10		$27.83
Natural Gas	$4.10	$4.70	$3.41	$0.25		$0.68

NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)

Nine Months Ended 9/30/04

				Equatorial		Other	Corporate
	Consolidated	Domestic	North Sea	Guinea	Israel	International [1]	and Other [2]
REVENUES
Oil Sales	$412,425	$189,225	$71,187	$89,807	$—	$62,206	$—
Gas Sales [3]	440,981	$390,368	$13,913	$3,116	$33,498	86
Gathering, Marketing and Processing Revenue	37,295						37,295
Electricity Sales	38,369					38,369
Income from Unconsolidated Subsidiaries	43,953			43,953
Other	12,178	3,992	1,723	(317)	1,259	(476)	5,997

Total Revenues	985,201	583,585	86,823	136,559	34,757	100,185	43,292
COSTS AND EXPENSES
Lease Operating	116,298	75,901	8,143	16,616	5,123	11,100	(585)
Production Taxes	17,256	13,591				3,665
Transportation	11,818		6,639			5,179
Oil and Gas Exploration	82,100	68,203	9,805	158	803	1,212	1,919
Gathering, Marketing and Processing Expense	29,992						29,992
Electricity Generation	32,034					32,034
DD&A	234,365	184,271	14,426	9,575	6,464	15,952	3,677
SG&A	41,518	10,464	1	228		56	30,769
Accretion Expense	7,080	6,066	886		128
Interest Expense (net)	39,318						39,318

Total Costs and Expenses	611,779	358,496	39,900	26,577	12,518	69,198	105,090

OPERATING INCOME (LOSS)	373,422	225,089	46,923	109,982	22,239	30,987	(61,798)
Discontinued Operations	22,083	22,083

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$395,505	$247,172	$46,923	$109,982	$22,239	$30,987	$(61,798)

Key Statistics
Daily Production
Liquids (Bbl)	45,456	22,424	6,919	9,223		6,890
Natural Gas (Mcf)	367,565	246,334	11,471	45,097	43,976	20,687 [3]
Average Realized Price
Liquids	$33.11	$30.80	$37.55	$35.54		$32.95
Natural Gas	$4.63	$5.78	$4.43	$0.25	$2.78	$0.72

Nine Months Ended 9/30/03

				Equatorial		Other	Corporate
	Consolidated	Domestic	North Sea	Guinea	Israel	International [1]	and Other [2]
REVENUES
Oil Sales	$259,070	$106,147	$59,394	$44,844	$—	$48,685	$—
Gas Sales	365,205	$348,718	$13,558	$2,841		88
Gathering, Marketing and Processing Revenue	54,657						54,657
Electricity Sales	41,361					41,361
Income from Unconsolidated Subsidiaries	33,190			33,190
Other	4,752	1,163	(294)		(16)	(966)	4,865

Total Revenues	758,235	456,028	72,658	80,875	(16)	89,168	59,522
COSTS AND EXPENSES
Lease Operating	94,194	61,013	8,130	11,965		10,178	2,908
Production Taxes	15,177	11,033				4,144
Transportation	10,570		6,420			4,150
Oil and Gas Exploration	95,559	64,500	8,216	51	7,106	14,311	1,375
Gathering, Marketing and Processing Expense	48,690						48,690
Electricity Generation	36,439					36,439
DD&A	226,631	183,977	22,228	4,892	30	13,758	1,746
SG&A	41,069	12,459		339		2,123	26,148
Accretion Expense	7,015	6,362	653
Interest Expense (net)	36,786						36,786

Total Costs and Expenses	612,130	339,344	45,647	17,247	7,136	85,103	117,653
OPERATING INCOME (LOSS)	146,105	116,684	27,011	63,628	(7,152)	4,065	(58,131)
Discontinued Operations	22,758	22,758
Cumulative Effect of SFAS 143	(8,983)	(8,983)

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$159,880	$130,459	$27,011	$63,628	$(7,152)	$4,065	$(58,131)

Key Statistics
Daily Production
Liquids (Bbl)	34,479	15,045	7,238	5,978		6,218
Natural Gas (Mcf)	339,844	263,577	13,817	41,817		20,633 [3]
Average Realized Price
Liquids	$27.52	$25.84	$30.06	$27.48		$28.68
Natural Gas	$4.18	$4.85	$3.59	$0.25		$0.42

METHANOL OPERATIONS
(Unaudited) (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2004	9/30/2003	9/30/2004	9/30/2003
REVENUES
Methanol Sales	$24,848	$18,035	$72,770	$62,069
Sales of Purchased Methanol		964	708	3,825
Other	5,377	2,378	11,630	6,121

Total Revenues	30,225	21,377	85,108	72,015
COSTS AND EXPENSES
Cost of Goods Manufactured	13,918	8,842	31,915	26,026
Cost of Purchased Methanol	—	1,147	811	4,157
DD&A	2,277	2,310	6,892	7,090
SG&A	445	494	1,537	1,552

Total Costs and Expenses	16,640	12,793	41,155	38,825
INCOME FROM UNCONS. SUBS.	$13,585	$8,584	$43,953	$33,190

Methanol Sales (MGal)	33,451	28,419	109,012	92,746
Average Realized Price ($/Gal)	$0.74	$0.63	$0.67	$0.67

ECUADOR POWER OPERATIONS
(Unaudited) (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2004	9/30/2003	9/30/2004	9/30/2003
REVENUES
Power Sales	$6,026	$10,831	$32,608	$35,799
Capacity Charge	1,478	2,024	5,761	5,562

Total Revenues	7,504	12,855	38,369	41,361
COSTS AND EXPENSES
Field
Lease Operating	390	832	1,387	2,161
DD&A	2,774	5,843	12,197	16,318
SG&A	627	454	1,777	2,138
Plant
Fuel	2,706	3,573	10,353	10,355
Non-Fuel	1,055	1,060	3,157	2,606
Depreciation	1,048	1,057	3,163	2,862

Total Costs and Expenses	8,600	12,819	32,034	36,440

OPERATING INCOME	$(1,096)	$36	$6,335	$4,921

Natural Gas Production (Mcfpd) [3]	11,645	21,235	20,247	19,856
Average Natural Gas Price	$3.19	$3.73	$3.01	$3.86
Power Production — Total MW	97,291	184,470	519,167	519,342
Average Power Price ($/Kwh)	$0.077	$0.070	$0.074	$0.080

[1]	Other international includes operations in Argentina, China and Ecuador.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

NOBLE ENERGY, INC. AND SUBSIDIARIES
DISCONTINUED OPERATIONS SUMMARY
(Unaudited) (Dollars in thousands)

		Three Months Ended
	YTD	9/30/2004	6/30/2004	3/31/2004
REVENUES
Oil and Gas Sales and Royalties	$12,468	$10	$(265)	$12,722
COST AND EXPENSES
Purchase Price and Accrual Adjustments	(14,179)	(4,580)	(3,707)	(5,892)
Oil and Gas Operations	4,564	404	1,290	2,870

	(9,615)	(4,176)	(2,417)	(3,022)

INCOME BEFORE INCOME TAXES	22,083	4,186	2,152	15,744
INCOME TAX PROVISION
Current	1,142	(118)	(87)	1,347
Deferred	6,586	1,583	840	4,163

	7,729	1,465	753	5,510

NET INCOME	$14,354	$2,721	$1,399	$10,234

KEY STATISTICS:
Daily Production
Liquids (Bbl)	301	(3)	(87)	996
Natural Gas (Mcf)	5,917	(56)	(1,013)	18,887
Average Realized Price
Liquids ($/Bbl)	$33.96	$62.46	$26.33	$33.39
Natural Gas ($/Mcf)	$5.97	$(5.77)	$0.60	$5.64

		Three Months Ended
	YTD	9/30/2003	6/30/2003	3/31/2003
REVENUES
Oil and Gas Sales and Royalties	$86,303	$26,667	$26,716	$32,920
COST AND EXPENSES
Write Down to Fair Value	13,336	8,422	4,914
Oil and Gas Operations	21,448	5,005	8,119	8,324
Depreciation, Depletion and Amortization	28,761	7,780	8,668	12,313

	63,545	21,207	21,701	20,637

INCOME BEFORE INCOME TAXES	22,758	5,460	5,015	12,283
INCOME TAX PROVISION
Current	30,206	24,152	1,755	4,299
Deferred	(22,241)	(22,241)	—	—

	7,965	1,911	1,755	4,299

NET INCOME	$14,793	$3,549	$3,260	$7,984

KEY STATISTICS:
Daily Production
Liquids (Bbl)	4,555	4,091	4,724	4,859
Natural Gas (Mcf)	33,520	34,396	32,834	33,318
Average Realized Price
Liquids ($/Bbl)	$27.68	$28.11	$25.39	$29.56
Natural Gas ($/Mcf)	$5.67	$5.08	$5.29	$6.67